PRESS RELEASE
For Immediate Release
  Consolidated-Tomoka Land Co.

Date:                          October 20, 2010
Contact:	Bruce W. Teeters, Sr. Vice President
Phone:	(386) 274-2202
Facsimile:	(386) 274-1223

CONSOLIDATED TOMOKA REPORTS THIRD QUARTER EARNINGS

    DAYTONA BEACH, FLORIDA - Consolidated-Tomoka Land Co. (NYSE Amex-CTO) today reported a net loss of $176,993 or $0.03 earnings per basic share and earnings before depreciation, amortization and deferred taxes (EBDDT) of $1,789,261 or $0.31 per share for the quarter ended September 30, 2010.  The comparable numbers for the third quarter of 2009 were net income of $209,662 or $0.04 earnings per basic share and EBDDT of $952,783 or $0.17 per share.  For the nine months ended September 30, 2010, the net loss totaled $692,345 or $0.12 earnings per basic share, compared with net income of $719,677 or $0.13 earnings per basic share in the first nine months of 2009.  EBDDT totaled $2,331,551 or $0.41 per share in 2010's first nine months, compared with $2,944,818 or $0.51 per share in 2009 for the same period.

EBDDT is being provided to reflect the impact of the Company’s business strategy of investing in income properties utilizing tax deferred exchanges.  This strategy generates significant amounts of depreciation and deferred taxes.  The Company believes EBDDT is useful, along with net income, to understanding the Company’s operating results.

William H. McMunn, president and chief executive officer, stated, “Our local real estate market remains weak, mirroring the Florida and national economy. Going forward, our existing income property portfolio of credit-tenant leases, coupled with new leases in our Mason Commerce Center, should generate revenues sufficient to allow the Company to operate at or near breakeven. During the current real estate malaise, the Company has been actively working on new and improved residential and commercial land use entitlements and infrastructure improvements, such as roads, which we believe will benefit the value of the Company’s real estate holdings when the market rebounds.”

Consolidated-Tomoka Land Co. is a Florida-based company primarily engaged in converting Company owned agricultural lands into a portfolio of net lease income properties strategically located in the Southeast, through the efficient utilization of 1031 tax-deferred exchanges.  The Company has low long-term debt and generates over $9 million annually before tax cash flow from its real estate portfolio.  The Company also engages in selective self-development of targeted income properties. The Company’s adopted strategy is designed to provide the financial strength and cash flow to weather difficult real estate cycles.  Visit our website at www.ctlc.com.

# # #

“Safe Harbor”

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements.  The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made.  Forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company.  There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

The Company wishes to caution readers that the assumptions which form the basis for forward-looking statements with respect to or that may impact earnings for the quarter ended December 31, 2010, and thereafter include many factors that are beyond the Company’s ability to control or estimate precisely.  These risks and uncertainties include, but are not limited to, the strength of the real estate market in the City of Daytona Beach in Volusia County, Florida; the impact of a prolonged recession or further downturn in economic conditions; our ability to successfully execute acquisition or development strategies; any loss of key management personnel; changes in local, regional and national economic conditions affecting the real estate development business and income properties; the impact of environmental and land use regulations; the impact of competitive real estate activity; variability in quarterly results due to the unpredictable timing of land sales; the loss of any major income property tenants; and the availability of capital.  Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company’s Securities and Exchange Commission filings, including, but not limited to, the Company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the Company or the SEC.

While the Company periodically reassesses material trends and uncertainties affecting its results of operations and financial condition, the Company does not intend to review or revise any particular forward-looking statement referenced herein in light of future events.

Disclosures in this press release regarding the Company’s third quarter financial results are preliminary and are subject to change in connection with the Company’s preparation and filing of its Form 10-Q for the quarter ended September 30, 2010.  The financial information in this release reflects the Company’s preliminary results subject to completion of the quarterly review process.  The final results for the quarter may differ from the preliminary results discussed above due to factors that include, but are not limited to, risks associated with final review of the results and preparation of financial statements.

This release refers to certain non-GAAP financial measures.  As required by the SEC, the Company has provided a reconciliation of these measures to the most directly comparable GAAP measures with this release.  Non-GAAP measures as the Company has calculated them may not be comparable to similarly titled measures reported by other companies.

EARNINGS NEWS RELEASE

	QUARTER ENDED
	SEPTEMBER 30,	SEPTEMBER 30,
	2010	2009

REVENUES	$3,416,026	$4,344,610

NET INCOME (LOSS)	$(176,993)	$209,662

BASIC & DILUTED EARNINGS (LOSS) PER SHARE:
NET INCOME (LOSS)	$(0.03)	$0.04

	NINE MONTHS ENDED
	SEPTEMBER 30,	SEPTEMBER 30,
	2010	2009

REVENUES	$9,803,966	$13,454,067

NET INCOME (LOSS)	$(692,345)	$719,677

BASIC & DILUTED EARNINGS (LOSS) PER SHARE:
NET INCOME (LOSS)	$(0.12)	$0.13

RECONCILIATION OF NET INCOME TO EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND DEFERRED TAXES (EBDDT)

		QUARTER ENDED
		SEPTEMBER 30,	SEPTEMBER 30,
		2010	2009
NET INCOME (LOSS)		$(176,993)	$209,662

ADD BACK:

DEPRECIATION & AMORTIZATION		686,231	695,813

DEFERRED TAXES	(1)	1,280,023	47,308

EARNINGS (LOSS) BEFORE DEPRECIATION, AMORTIZATION
AND DEFERRED TAXES		$1,789,261	$952,783

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING		5,723,980	5,723,268

BASIC EBDDT PER SHARE		$0.31	$0.17

		NINE MONTHS ENDED
		SEPTEMBER 30,	SEPTEMBER 30,
		2010	2009
NET INCOME (LOSS)		$(692,345)	$719,677

ADD BACK:

DEPRECIATION & AMORTIZATION		2,066,031	2,063,970

DEFERRED TAXES	(1)	957,865	161,171

EARNINGS (LOSS) BEFORE DEPRECIATION, AMORTIZATION
AND DEFERRED TAXES		$2,331,551	$2,944,818

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING		5,723,733	5,724,336

BASIC EBDDT PER SHARE		$0.41	$0.51

EBDDT - EARNINGS BEFORE DEPRECIATION, AMORTIZATION, AND DEFERRED TAXES. EBDDT IS NOT A
MEASURE OF OPERATING RESULTS OR CASH FLOWS FROM OPERATING ACTIVITIES AS DEFINED BY
U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. FURTHER, EBDDT IS NOT NECESSARILY
INDICATIVE OF CASH AVAILABILITY TO FUND CASH NEEDS AND SHOULD NOT BE CONSIDERED AS AN
ALTERNATIVE TO CASH FLOW AS A MEASURE OF LIQUIDITY. THE COMPANY BELIEVES, HOWEVER,
THAT EBDDT PROVIDES RELEVANT INFORMATION ABOUT OPERATIONS AND IS USEFUL, ALONG WITH
NET INCOME, FOR AN UNDERSTANDING OF THE COMPANY'S OPERATING RESULTS.

EBDDT IS CALCULATED BY ADDING DEPRECIATION, AMORTIZATION AND THE CHANGE IN DEFERRED INCOME TAXES TO NET INCOME AS THEY REPRESENT NON-CASH CHARGES.

  (1)  THE ADD BACK FOR DEFERRED TAXES, BOTH FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2010, INCLUDES AN
    APPROXIMATE $1,000,000 ADD BACK ASSOCIATED WITH ACCELERATED DEPRECIATION RESULTING FROM AMENDED TAX RETURNS
    FILED BASED ON A COST SEGREGATION STUDY PERFORMED ON THE COMPANY'S INCOME AND GOLF PROPERTIES.

CONSOLIDATED BALANCE SHEETS

	(UNAUDITED)
	SEPTEMBER 30,	DECEMBER 31,
	2010	2009
ASSETS	$	$
Cash	139,064	266,669
Investment Securities	5,145,033	4,966,864
Refundable Income Taxes	1,754,394	433,006
Land and Development Costs	24,250,413	26,700,494
Intangible Assets	4,272,771	4,588,649
Other Assets	7,827,069	5,634,017
	43,388,744	42,589,699

Property, Plant and Equipment:
Land, Timber and Subsurface Interests	14,622,841	13,960,019
Golf Buildings, Improvements and Equipment	11,811,971	11,798,679
Income Properties Land, Buildings and Improvements	119,935,128	119,800,091
Other Building, Equipment and Land Improvements	3,262,345	3,262,345
Construction in Process	42,927	--
Total Property, Plant and Equipment	149,675,212	148,821,134
Less, Accumulated Depreciation and Amortization	(16,539,573)	(14,835,701)
Net - Property, Plant and Equipment	133,135,639	133,985,433

TOTAL ASSETS	176,524,383	176,575,132

LIABILITIES
Accounts Payable	609,927	864,186
Accrued Liabilities	8,870,926	7,385,250
Accrued Stock Based Compensation	762,491	1,428,641
Pension Liability	1,208,238	1,377,719
Deferred Income Taxes	35,233,233	34,275,368
Notes Payable	12,591,639	13,210,389

TOTAL LIABILITIES	59,276,454	58,541,553

SHAREHOLDERS' EQUITY
Common Stock	5,723,980	5,723,268
Additional Paid in Capital	5,157,588	5,131,246
Retained Earnings	107,775,170	108,639,227
Accumulated Other Comprehensive Loss	(1,408,809)	(1,460,162)

TOTAL SHAREHOLDERS' EQUITY	117,247,929	118,033,579

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	176,524,383	176,575,132

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